Exhibit 4.37

Power of Attorney

This power of attorney (hereinafter referred to as this “ power of attorney”) is  signed on July 1, 2016 by Leo Ou Chen (identity card number: ***) and issued to Yusen Dai (identity card number: ***) (hereinafter referred to as the “Proxy”):

The undersigned, Leo Ou Chen, hereby grant the Proxy the full right to authorize the Proxy as my agent, in my own name, to exercise the following rights entitled by me in my capacity as shareholder of Chengdu Li’ao Culture Communication Co, Ltd. (hereinafter referred to as the “Company”):

1.                  to act as my agent to exercise my voting right, make and execute resolutions with respect to all matters requiring resultion of the shareholder, including but not limited to: designating and electing directors and other senior management personnel whose appointment or dismissal should be decided by the Shareholders; disposing of the Company’s assets; dissolving or liquidating the Company, and forming the liquidation group on behalf of the Shareholders and exercising the powers entitled by the liquidation group during the liquidation, etc.;

2.                  to act as my agent to exercise other shareholder’s voting rights under the articles of association of the Company (including any other shareholder’s voting rights entitled after the amendment to the articles of association of the Company);

3.                  to act as my agent to exercise other voting rights entitled by the Shareholders under the PRC laws and regulations (including amendments, alterations, additions and re-enactments thereto, regardless whether they took effect before or after the conclusion of this Agreement); and

4.                  when the Company’s equity interest held by me is transferred according to the exclusive purchase option agreement separately entered into by the Parties, to sign relevant equity transfer agreement and other relevant documents on my behalf and go through the government approvals, registration, filings and such other procedures necessary for such transfer.

I hereby irrevocably confirm that unless Tianjin Cyril Information and Technology Co., Ltd. (“Tianjin Cyril”) issues an instruction to me requesting the replacement of the Proxy, this power of attorney shall remain valid until the termination or early termination date of the Shareholder’s Voting Rights Agreement singed by Tianjin Cyril, the Company and the undersigned on July 1, 2016.

The above authorization is hereby rendered.

Name: Leo Ou Chen
Signature:	/s/ Leo Ou Chen
Date: July 1, 2016